UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

CHASE BANK USA, NATIONAL ASSOCIATION

(Exact name of registrant as specified in its charter)

United States	333-109768	22-2382028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 White Clay Center Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 575-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On October 21, 2005, Chase Bank USA, National Association (“Chase USA”) formed Chase Auto Owner Trust 2005-B (the “Issuer”) pursuant to a Trust Agreement, dated as of October 21, 2005, between Chase USA and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”).

On October 24, 2005, the Owner Trustee filed a Certificate of Trust in respect of the Issuer with the Delaware Secretary of State pursuant to Section 3810 of Title 12 of the Delaware Code.

Wells Fargo Bank, National Association (the “Indenture Trustee”) executed on November 10, 2005, and delivered to Simpson Thacher & Bartlett LLP, as counsel for the Issuer, on November 10, 2005, a statement on Form T-1 as to its eligibility pursuant to the requirements of the Trust Indenture Act of 1939 (the “TIA”) to hold the position of indenture trustee under an Indenture, between the Issuer and the Indenture Trustee (the “Indenture”).

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibits

4.1	Certificate of Trust of the Issuer.

4.2	Trust Agreement pursuant to which the Issuer was formed.

25.1	Statement of the Indenture Trustee on Form T-1 as to its eligibility pursuant to the requirements of the TIA to hold the position of indenture trustee under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION (Registrant)

Date: November 14, 2005	By:	/s/ William J. Schiralli
	Name:	William J. Schiralli
	Title:	Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Certificate of Trust of the Issuer.

4.2	Trust Agreement pursuant to which the Issuer was formed.

25.1	Statement of the Indenture Trustee on Form T-1 as to its eligibility pursuant to the requirements of the TIA to hold the position of indenture trustee under the Indenture.